                         [HORTON & COMPANY LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated August 21, 1998, relating to the consolidated financial statements of Weststar Environmental, Inc. and subsidiary for the years ended December 31, 1997 and 1996, which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.




                                                     /s/Horton & Company, L.L.C.
                                                        Horton & Company, L.L.C.


                                                        Wayne, New Jersey
                                                        October 1, 1998